Exhibit 10.1

AMENDMENT TO
EMPLOYMENT AGREEMENT

RECITALS

WHEREAS, Philippe Lord (“Executive”) is currently employed by Meritage Homes Corporation (the “Company”) as its Executive Vice President - Chief Operating Officer under that certain Employment Agreement (the “Agreement”) executed by and between the Company and Executive on May 15, 2017; and

WHEREAS, Paragraph 9 of the Agreement provides that the Agreement may be amended only in writing executed by the Company and the Executive (each a “Party” and together the “Parties”); and

WHEREAS, the Agreement sets forth a number of provisions governing the employment relationship between the Parties, including but not limited to the Bonus opportunities available to the Executive; and

WHEREAS, in action taken on November 14, 2016 by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), the Bonus payable to Executive with respect to a Performance Period was set at an amount ranging from 0% to 170.5% of the Executive’s Target Bonus; and

WHEREAS, inconsistent with the Compensation Committee’s previous decision, the Agreement as executed erroneously provided that the Bonus payable to Executive with respect to a Performance Period was set at an amount ranging from 0% to 150% of the Executive’s Target Bonus; and

WHEREAS, the Compensation Committee has affirmed that the upper end of the Bonus range it established in an action taken November 14, 2016 effective for Performance Periods beginning on and after January 1, 2017 reflects the Company’s legally binding commitment to the Executive for such Performance Periods.

NOW THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations, covenants and mutual agreements contained herein, the Parties agree to amend the Agreement as provided in this amendment (the “Amendment”) to correct the above described error and conform the Agreement with actions previously taken by the Compensation Committee, as follows:

1.
Paragraph C of Exhibit C to the Agreement (“Target Bonus and Bonus”) be and hereby is amended to conform such paragraph with the Compensation Committee’s November 14, 2016 action by replacing the term “150%” with “170.5%.”

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The Parties have executed this Agreement on this 15th day of May, 2017, effective retroactively to January 1, 2017.
COMPANY: MERITAGE HOMES CORPORATION

By:	/s/	Steven J. Hilton
	By:	Steven J. Hilton
Chief Executive Officer

EXECUTIVE: PHILLIPPE LORD

/s/	Phillippe Lord